THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR ANY APPLICABLE STATE SECURITIES ACT OF AN OPINION OF COUNSEL ACCEPTABLE TO CHINA SKY ONE MEDICAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

UNIT PURCHASE WARRANT

China Sky One Medical, Inc. (the “Company”), a Nevada corporation, hereby certifies that, for value received, American Eastern Securities, Inc., or registered assigns (hereinafter referred to as the “Warrantholder”), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange or transfer or replacements hereof being hereinafter collectively referred to as the “Warrant”), to purchase from the Company, for cash, the equivalent of twenty (20) Units on the same terms as the Units sold by the Company pursuant to a Private Offering Memorandum dated August 10, 2006 (the “Memorandum”), as follows:

(a)

A total of 100,000 shares at a price of $3.00 per share (the “Lower Priced Warrants”), which shares shall be exercisable at anytime, or from time to time, on or before 5 p.m., California time, on March 31, 2008 (the “Lower Priced Warrant Exercise Date”); and

(b)     Subject to a full exercise of the Lower Priced Warrants as set forth below, a total of 50,000 shares at a price of $3.50 per share (the “Higher Priced Warrants”), which shares shall be exercisable at anytime, or from time to time, on or before 5 p.m. California time, October 10, 2008.

The exercise price(s) of the shares set forth above are hereinafter referred to as the “Exercise Price.”  The number of such shares of common stock under this Warrant and the Exercise Price are subject to adjustment as provided herein.

The Lower Priced Warrants must be exercised in full before the Higher Priced Warrants are exercisable.   In the event the Lower Priced Warrants are not exercised in full prior to the Lower Priced Warrant Exercise Date, the Higher Priced Warrants shall not be exercisable and shall become null and void.   Any Warrants not exercised by the stated exercise date shall result in a cancellation of the unexercised portion of the Warrant.

1.

Exercise of Warrant.  The rights represented by this Warrant may be exercised by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock), by the presentation and surrender of this Warrant with written notice of Warrantholder’s election to purchase, attached hereto, at the principal executive office of the Company, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of such Warrantholder appearing on the books of the Company, and upon payment to the

Company of the Exercise Price for such shares of Common Stock. Such payment shall be made by certified or cashier’s check payable to the order of the Company. The Company agrees that the shares so purchased (the “Warrant Shares”) shall be deemed to have been issued to the Warrantholder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with no respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time.

2.

Exercise Price.  Warrant Shares shall be purchased at the applicable Exercise Price set forth above, subject to adjustments as provided herein.

3.

Call Provision.    The Company shall have the right to “call” for the exercise of the Warrants on the terms set forth in this paragraph.  If at any time after January 10, 2008, the bid price of the Company’s common stock averages over $6.00 for any seven (7) consecutive trading days (the “applicable trading period”), the Company shall have the right to notify the Warrantholder in writing of the Company’s right and election to “call” for the exercise of the Warrants.  Such notification shall state the applicable trading period, the average bid price during the applicable trading period, and shall notify the Warrantholder that Warrantholder shall have thirty (30) days from the date of the notification to:  (a) first exercise his or her Lower Priced Warrants in full; and (b) thereafter exercise his or her Higher Priced Warrants, in whole or in part, in accordance with paragraph 1 above.  Warrantholder shall not have the right to exercise the Higher Priced Warrants unless and until the Lower Priced Warrants are first exercised in full (Such exercise may, however, occur immediately after the exercise in full of the Lower Priced Warrants).  Failure by Warrantholder to first exercise the Lower Priced Warrants in full within such thirty (30) day period shall result in a cancellation of the unexercised portion of the Lower Priced Warrants and all of the Higher Priced Warrants, and failure of Warrantholder to exercise all or any portion of Warrantholder’s Higher Priced Warrants within such thirty (30) day period shall result in a cancellation of the unexercised portion of the Warrant.

4.

Warrantholder Not Deemed Stockholders.  Subject to the provisions of Company’s Articles of Incorporation, as amended, and By-Laws, copies of which will be delivered to the Warrantholder upon request, the Warrantholder shall not be entitled to vote or receive dividends or be deemed the holders of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholder, as holders of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting there of, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been duly exercised as the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in paragraph 1 above.

5.

Adjustments of Number of Shares, Exercise Price and Nature of Securities Issuable Upon Exercise of Warrants.

(a)

Stock Dividend, Recapitalization, Merger, etc. If and whenever after the date hereof (i) any change occurs in the outstanding shares of any class of series of Common Stock by reason of any stock dividend, stock split, recapitalization, consolidation or merger; or (ii) the Company pays any distribution or dividend in cash or property of the Company, the holder of this Warrant shall thereafter, upon exercise of this Warrant, be entitled to receive the number of shares of stock or other securities or the cash or property of the Company (or of the successor corporation resulting from any consolidation or merger) to which the shares of Common Stock (and any other securities) deliverable upon the exercise of this Warrant would have been entitled  if this warrant had been exercised immediately prior to the earlier of (i) such event, and (ii) the record date, if any, set for determining the holders entitled to participate in such event and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the holder hereof upon the full exercise of this Warrant remains the same. The Company shall not effect any recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

If pursuant to the provisions of this paragraph 5(a) the holder of this Warrant would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the shares of Common Stock issuable upon exercise of this Warrant, the Company shall at all times reserve and keep available sufficient shares or other securities to permit the Company to issue such additional shares or other securities upon the exercise of this Warrant.  If pursuant to the provisions of this paragraph 5(a) the holder of this warrant would be entitled to receive cash or property upon the exercise of this Warrant, the company shall set aside and hold in trust as the property of the holder of this Warrant a sufficient amount of such cash or property to permit payment in full of all such cash or property that would be payable upon the exercise of this Warrant.

(b)

Accountants’ Certificate.  In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company and acceptable to the Warrantholder to compute such adjustment in accordance with the terms of this Warrant and prepare a certificated setting forth such adjustment and showing in detail the facts upon which such adjustments is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock, rights, options or convertible securities issued or sold or deemed to have been issued or sold, (b) the number of shares of common Stock of each class and/or series outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

(c)

Definition of Common Stock.  As used herein, the term “Common Stock” shall mean and include the Company’s authorized common stock of any class, classes or series, and shall also include any capital stock of any class or series of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the involuntary liquidation, dissolution or winding up of the Company, and shall include any common stock of any class, classes or series resulting from any reclassification or reclassification thereof.

6.

Special Agreements of the Company.

(a)

Reservation of Shares. The Company covenants and aggress that all Warrant Shares will, upon issuance, be validly issued, fully paid and no assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

(b)

Avoidance of Certain Actions.  The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution as provided herein or other impairment of their rights hereunder.

(c)

Communication to Shareholders.  Any notice, document or other communication given or made by the Company to holders of Common Stock as such shall at the same time be provided to the Warrantholder.

(d)

Compliance with Law.  The Company shall comply with all applicable laws, rules, and regulations of the United States and of all states, municipalities, and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

7.

Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current fair value of one share of Common Stock.

8.

Notices of Stock Dividends, Subscriptions, Reclassifications, Consolidations, Mergers, etc.  If at any time: (i) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the company, then the Company shall give to the Warrantholder at the addresses of such Warrantholder as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent) securities or other property deliverable upon any such reorganizations, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

9.

Registration of Shares.  The Company agrees to register or qualify the Warrant Shares, but not this Warrant, for resale as follows:

(a)

If, at any time during the period in which the rights represented by this Warrant are exercisable, the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of any debt or equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to the Warrantholder of its intention to do so.   Within fifteen (15) days following notice by the Company, the Warrantholder shall provide the Company with written notice of Warrantholder’s decision to include its Warrant Shares in such proposed registration statement or notification.   If  within such fifteen (15) day period the Company receives notice from Warrantholder of his election to include the Warrant Shares in the registration, the Company shall automatically include the Warrant Shares in the registration or notification.   If the Company does not receive notification from Warrantholder within such fifteen (15) day period, the Company shall have no obligation to include the Warrant Shares in the registration or notification.   Notwithstanding the provisions of this paragraph 8(a), the Company shall have the right, at any time after it shall have given written notice pursuant to this paragraph (whether or not a written request for inclusion of the Warrant Shares shall be made) to elect not to file any such proposed registration statement or notification or to withdraw the same after the filing but prior to the effective date thereof.

(b)

In connection with the filing of a registration statement, notification, or post-effective amendment under this section, the Company covenants and agrees:

(i)

to  pay  all  expenses  of  such  registration statement, notification, or  post-effective amendment, including, without limitation, printing charges, legal fees and  disbursements of counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including personal legal fees and disbursements of counsel to the Warrantholder and any sales commissions on Warrant Shares offered and sold;

(ii)

to take all necessary action which may reasonably be required in qualifying or registering the Warrant Shares included in a registration statement, notification or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the Warrantholder; and

(iii)

to utilize its best efforts to keep the same effective on a continuous or shelf basis until all registered Warrant Shares of the Warrantholder have been sold.

(c)

The Warrantholder shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification or post-effective amendment hereunder, on which the Company shall be entitled to rely, and the Warrantholder shall indemnify and hold harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys’ fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by the Warrantholder in connection with such registration or  qualification, or from the failure of the Warrantholder to furnish material information in connection with the facts required to be included in such registration statement, notification or post-effective amendment necessary to make the statements therein not misleading.

10.

Registered Holder; Transfer of Warrants or Warrant Shares.

(a)

Maintenance of Registration Books; Ownership of this Warrant.  The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any times, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this warrant.

The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this paragraph 10.

(b)

Exchange and Replacement. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company and its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to Compliance with the provisions of paragraphs 9 and 10, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder here of in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the

Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor, in lieu of this Warrant, upon delivery of an appropriate bond if required by the Company. This warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this paragraph 10.

(c)

Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this warrant and the Warrants Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws.

11.

Miscellaneous Provisions.

(a)

Governing Law and Venue. This Warrant shall be deemed to have been made in the State of Nevada and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Nevada, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Warrant shall be tried and litigated only in the state or federal courts located in Los Angeles County in the State of California or, at the sole option of the Warrantholder, in any other court in which a Warrantholder shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. The Warrantholder and the Company each waive the right to a trial by jury and any right each may have to assert the doctrine of forum non conveniens or to object the venue to the extent any proceedings is brought in accordance with this paragraph 11(a). Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in paragraph 11(b).

(b)

Notices. All notices hereunder shall be in writing and shall be deemed to have been given one (1) business day after being sent by facsimile or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

To the Company:

China Sky One Medical, Inc.

Attention: Mr. Liu Yan-Qing

People’s Republic of China

To the Warrantholder:

American Eastern Securities, Inc.

865 South Figueroa Street #3340

Los Angeles, CA 90017

Provided, however, that any notice of change of address shall be effective only upon receipt.

(c)

Assignment.  This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and the holders of Warrant Shares and the successors, assigns and transferees of the Company, the Warrantholder and the holders of Warrant Shares.

(d)

Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

(e)

Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constituted a waiver of such tem and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholder, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

(f)

Severability. If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid, or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

(g)

Headings. The headings in this Warrant are inserted only for convenience or reference and shall not be used in the construction of any of its terms.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date first written above.

CHINA SKY ONE MEDICAL, INC.,

a Nevada corporation

By:

/s/ Liu Yan-Qing

Liu Yan–Qing, President and CEO

ELECTION TO PURCHASE

(to be signed only upon exercise of Warrant)

TO:

CHINA SKY ONE MEDICAL, INC.

The undersigned, the owner of the attached Warrant, hereby irrevocably elects to exercise the purchase rights represented by the Warrant for, and to purchase thereunder, ______________ shares of common stock of CHINA SKY ONE MEDICAL, INC., and herewith makes payment of $____________________therefor, as follows:

(a) $3.00 per share for a total of _____________ shares (“Lower Priced Warrants”); and

(b) $3.50 per share for a total of ____________ shares (“Higher Priced Warrants”).  (Note:  The Lower Priced Warrants must be exercised in full before exercise of all or any portion of the Higher Priced Warrants).

The undersigned requests that the certificate(s) for such shares be delivered to __________________________________________________________________________, at _________________________________________, and if such shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable under the attached Warrant be delivered to the undersigned.

DATED this ______ day of ___________________, 20_____.

Signature

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